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                                                                    Exhibit 15.1



Board of Directors
IMCO Recycling Inc.

We are aware of the incorporation by reference in the Registration Statements pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc. (Form S-8 No. 33-26641), the IMCO Recycling Inc. Amended and Restated Stock Option Plan (Form S-8 No. 33-34745), the IMCO Recycling Inc. 1992 Stock Option Plan (Form S-8 Nos. 33-76780, 333-00075, and 333-71339), the IMCO Recycling Inc. Annual
Incentive Program (Form S-8 Nos. 333-07091 and 333-71335), the IMCO Recycling Inc. Employee Stock Purchase Plan (Form S-8 No. 333-81949), and the 2000 Restricted Stock Plan (Form S-8 No. 333-55962) of our report dated October 25, 2001 relating to the unaudited consolidated interim financial statements of IMCO Recycling Inc. that are included in its Form 10-Q for the quarter ended September 30, 2001.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



Dallas, Texas
October 25, 2001